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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Abercrombie & Fitch Co., which is incorporated by reference in Abercrombie & Fitch Co.'s Annual Report on Form 10-K for the year ended January 30, 1999.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
June 21, 1999